EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

by and between

Skycorp Solar Group Limited

(Nasdaq: PN.US)

— and —

_________________________

Dated: May 6, 2026 (Eastern Time)

RECITALS

WHEREAS, Skycorp Solar Group Limited (the “Company”) is a company listed on the Nasdaq Capital Market (Ticker: PN.US) and desires to raise capital through a private placement of its Class A Ordinary Shares;

WHEREAS, _______________ (the “Investor”) desires to subscribe for and purchase from the Company, and the Company desires to issue and sell to the Investor, certain Class A Ordinary Shares of the Company (the “Shares”) on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I. DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth below:

1.1 “Agreement” means this Securities Purchase Agreement, together with all exhibits and schedules attached hereto.

1.2 “Class A Ordinary Shares” means the Class A Ordinary Shares of the Company as defined in the Company's articles of association and applicable SEC filings.

1.3 “Closing” means the consummation of the purchase and sale of the Shares contemplated by this Agreement.

1.4 “Closing Date” means the date on which the Closing occurs, as determined in accordance with Article III.

1.5 “Commission” or “SEC” means the United States Securities and Exchange Commission.

1.6 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.7 “Governmental Authority” means any national, federal, state, provincial, municipal or local government, regulatory or administrative authority, agency, court or tribunal having jurisdiction over the parties or the transactions contemplated herein.

1.8 “Lock-Up Period” has the meaning set forth in Section 6.1.

1.9 “Nasdaq” means the Nasdaq Capital Market.

1.10 “Purchase Price” means the per-share price at which the Investor subscribes for the Shares, equal to USD 2.1365 per share, representing approximately 69.81% of the Share Reference Price X as defined in Section 1.12, equivalent to a 30.19% discount thereto.

1.11 “Regulation S” means Regulation S promulgated under the Securities Act.

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1.12 “Share Reference Price” or “X” means the arithmetic average of the official daily closing prices of the Company's ordinary shares (Nasdaq: PN.US) over the fifteen (15) consecutive trading days from April 15, 2026 through May 5, 2026 (inclusive), as set forth below:

Trading Day 1	April 15, 2026 (Wednesday)	$2.3200
Trading Day 2	April 16, 2026 (Thursday)	$3.1300
Trading Day 3	April 17, 2026 (Friday)	$2.9000
Trading Day 4	April 20, 2026 (Monday)	$2.7500
Trading Day 5	April 21, 2026 (Tuesday)	$2.6300
Trading Day 6	April 22, 2026 (Wednesday)	$2.6400
Trading Day 7	April 23, 2026 (Thursday)	$2.5400
Trading Day 8	April 24, 2026 (Friday)	$2.3800
Trading Day 9	April 27, 2026 (Monday)	$2.5200
Trading Day 10	April 28, 2026 (Tuesday)	$2.4800
Trading Day 11	April 29, 2026 (Wednesday)	$2.2100
Trading Day 12	April 30, 2026 (Thursday)	$2.2400
Trading Day 13	May 1, 2026 (Friday)	$2.8650
Trading Day 14	May 4, 2026 (Monday)	$5.4200
Trading Day 15	May 5, 2026 (Tuesday)	$6.8800

Sum of fifteen closing prices: $45.9050. X = $45.9050 ÷ 15 = $3.0603 per share.

1.13 “Securities Act” means the Securities Act of 1933, as amended.

1.14 “Shares” means __________ Class A Ordinary Shares of the Company to be issued to the Investor pursuant to this Agreement, being the number equal to the Subscription Amount of USD _________ divided by the Purchase Price of USD 2.1365 per share, per the parties' agreement.

1.15 “Subscription Amount” means USD _________.

1.16 “Transfer Agent” means the Company's duly appointed transfer agent for its ordinary shares.

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ARTICLE II. SUBSCRIPTION AND ISSUANCE OF SHARES

2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, the Investor hereby irrevocably agrees to subscribe for and purchase from the Company, and the Company hereby agrees to issue and sell to the Investor, __________ Class A Ordinary Shares (the “Shares”) at a Purchase Price of USD 2.1365 per share, free and clear of all liens, claims, and encumbrances, other than restrictions arising under applicable securities laws and this Agreement.

2.2 Purchase Price. The Purchase Price per Share is USD 2.1365, being approximately 69.81% of the Share Reference Price X of USD 3.0603 (X = arithmetic average of the fifteen daily closing prices of PN.US from April 15 through May 5, 2026, as set forth in Section 1.12), representing a 30.19% discount thereto. The Purchase Price and the number of Shares have been confirmed and agreed by the parties as of the date of this Agreement.

2.3 Nature of Offering. The Shares are being offered and sold pursuant to an exemption from the registration requirements of the Securities Act provided by Regulation S thereunder. The Investor acknowledges that the Shares have not been registered under the Securities Act or any applicable state or foreign securities laws.

2.4 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares for general corporate purposes, including but not limited to working capital, business development, and potential strategic transactions, as determined by the Company's board of directors in its sole discretion.

ARTICLE III. CLOSING AND PAYMENT

3.1 Closing. The Closing shall occur on a date mutually agreed by the parties following: (i) the determination and written confirmation of X and the Purchase Price pursuant to Sections 1.12 and 2.2; and (ii) the satisfaction or waiver of all conditions set forth in Section 3.3. The Closing shall take place by electronic exchange of documents and signatures unless the parties otherwise agree.

3.2 Payment Obligation. The Investor shall pay the full Subscription Amount to the Company's designated bank account within sixty (60) calendar days of the date of this Agreement (the “Payment Deadline”). The Company shall notify the Investor of its designated bank account and wire transfer instructions by email to the address specified in Section 9.6 within five (5) business days of the date of this Agreement. Failure by the Investor to remit the full Subscription Amount by the Payment Deadline shall constitute a material breach of this Agreement, and the Company shall be entitled to terminate this Agreement and pursue all available remedies at law or in equity.

3.3 Conditions to Closing.

3.3.1 Conditions to the Company's obligations: (i) the Investor shall have remitted the full Subscription Amount to the Company's designated bank account; (ii) the representations and warranties of the Investor shall be true and correct in all material respects as of the Closing Date; and (iii) all required approvals from Nasdaq and the SEC shall have been obtained or filed.

3.3.2 Conditions to the Investor's obligations: (i) the representations and warranties of the Company shall be true and correct in all material respects as of the Closing Date; and (ii) the Company shall be prepared to deliver the Shares by book-entry or DWAC transfer promptly upon Closing.

3.4 Delivery of Shares. At Closing, the Company shall cause the Transfer Agent to issue the Shares to the Investor in book-entry form (or via DWAC transfer as applicable). The Company shall deliver to the Investor confirmation of such issuance within five (5) business days of receipt of the Subscription Amount.

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ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

4.1 Organization and Authority. The Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Investor has full power and authority to execute, deliver and perform this Agreement, and this Agreement constitutes a valid, binding and enforceable obligation of the Investor.

4.2 Non-U.S. Person. The Investor is not a “U.S. Person” as defined in Rule 902(k) of Regulation S under the Securities Act and is acquiring the Shares in an “offshore transaction” as defined under Regulation S. The Investor was not formed for the purpose of investing in securities not registered under the Securities Act.

4.3 Investment Intent. The Investor is acquiring the Shares for its own account, for investment purposes only, and not with a view to, or for resale in connection with, any distribution of the Shares in violation of the Securities Act or any other applicable securities law.

4.4 No Registration. The Investor understands and acknowledges that the Shares have not been registered under the Securities Act or any applicable state or foreign securities laws. The Investor understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom, in addition to and independent of the lock-up restrictions set forth in Article VI.

4.5 Sophisticated Investor. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Investor has had an opportunity to ask questions of, and receive answers from, the Company and its representatives regarding the Company and the terms of the offering.

4.6 No Affiliation. The Investor is not an “affiliate” of the Company as defined in Rule 144 under the Securities Act. Neither the Investor nor any of its directors, officers, managers, or controlling persons currently serves as a director or executive officer of the Company, and no such relationship exists or is contemplated.

4.7 No General Solicitation. The Investor is not subscribing for the Shares as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

4.8 Compliance with Laws. The execution, delivery and performance of this Agreement by the Investor do not conflict with or violate any applicable law, regulation, order, or its constitutional documents.

4.9 Source of Funds. All funds used by the Investor to pay the Subscription Amount are from lawful sources and are not derived from money laundering, terrorist financing, or any other unlawful activity.

4.10 No Brokers. No broker, finder, or investment banker is entitled to any fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Investor.

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ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor, as of the date hereof and as of the Closing Date, as follows:

5.1 Organization. The Company is duly incorporated, validly existing and in good standing under its jurisdiction of organization, and is listed on Nasdaq in compliance with applicable Nasdaq Listing Rules.

5.2 Authority. The Company has full corporate power and authority to execute, deliver and perform this Agreement. The issuance of the Shares has been or will be duly authorized by all necessary corporate action, and the Shares, when issued, will be validly issued, fully paid and non-assessable.

5.3 SEC Compliance. The Company has complied and will comply with all applicable SEC and Nasdaq requirements with respect to the issuance of the Shares, including applicable disclosure and reporting obligations.

5.4 No Conflicts. The execution, delivery and performance of this Agreement by the Company do not conflict with or violate any provision of the Company's articles of association, any material agreement to which the Company is a party, or any applicable law or regulation.

5.5 No Registration Obligation. Nothing in this Agreement shall be construed as an obligation of the Company to register the Shares under the Securities Act. The Company makes no representation as to the availability of any exemption from registration for the future resale of the Shares.

5.6 No Brokers. No broker, finder, or investment banker is entitled to any fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company.

ARTICLE VI. LOCK-UP RESTRICTIONS

6.1 Lock-Up Period. The Investor agrees that, for a period of six (6) months commencing on the date of this Agreement (the “Lock-Up Period”), the Investor shall not, directly or indirectly, without the prior written consent of the Company:

(a) offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase, make any short sale, or otherwise transfer or dispose of any Shares, or any securities convertible into or exchangeable for the Shares; or

(b) enter into any swap, hedge, or other arrangement that transfers to another party, in whole or in part, any of the economic consequences of ownership of the Shares.

6.2 Legend and Stop-Transfer. The Investor acknowledges that the Shares shall be subject to a stop-transfer instruction and may bear an appropriate legend referencing the lock-up restriction and applicable securities law restrictions, for so long as such restrictions apply.

6.3 Permitted Transfers. Notwithstanding Section 6.1, the Investor may transfer Shares to an affiliate of the Investor, or to a trust established for estate planning purposes, provided that any such transferee agrees in writing to be bound by the lock-up restrictions of this Article VI prior to the transfer.

ARTICLE VII. COVENANTS

7.1 Further Assurances. Each party agrees to execute and deliver such additional documents and instruments, and to take such further actions, as may be reasonably necessary to carry out the purposes and intent of this Agreement.

7.2 Confidentiality. Each party shall keep confidential the terms and conditions of this Agreement and all non-public information relating to the transactions contemplated herein, except as required by applicable law or regulation (including SEC and Nasdaq disclosure requirements), or as disclosed to such party's legal, financial or tax advisors on a need-to-know basis subject to obligations of confidentiality.

7.3 Public Announcements. The Company shall make such public disclosures regarding the transactions contemplated herein as are required by applicable SEC and Nasdaq rules, including the filing of a Form 6-K or other required form. The Investor shall not issue any press release or public announcement with respect to this Agreement without the prior written consent of the Company, except as required by applicable law.

7.4 Regulation S Compliance. The Investor agrees not to engage in any hedging transactions with respect to the Shares prior to the expiration of the applicable distribution compliance period under Regulation S, except in compliance with the Securities Act.

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ARTICLE VIII. INDEMNIFICATION

8.1 Indemnification by Investor. The Investor shall indemnify, defend and hold harmless the Company and its affiliates, officers, directors, employees and agents from and against any losses, liabilities, damages, costs and expenses (including reasonable legal fees) arising out of or resulting from any breach of any representation, warranty or covenant of the Investor contained in this Agreement.

8.2 Indemnification by Company. The Company shall indemnify, defend and hold harmless the Investor from and against any losses arising out of or resulting from any breach of the Company's representations, warranties or covenants under this Agreement.

8.3 Procedure. The indemnified party shall promptly notify the indemnifying party in writing of any claim. The indemnifying party shall have the right to assume control of the defense of any such claim with counsel reasonably acceptable to the indemnified party.

ARTICLE IX. GENERAL PROVISIONS

9.1 Governing Law and Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles. Any dispute arising out of or relating to this Agreement that cannot be resolved amicably within thirty (30) days of written notice shall be submitted to final and binding arbitration administered by the International Chamber of Commerce (ICC) in Hong Kong, with proceedings conducted in English.

9.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, negotiations and agreements. This Agreement may not be amended except by a written instrument signed by both parties.

9.3 Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

9.4 Waiver. No failure or delay by any party in exercising any right or remedy shall operate as a waiver thereof.

9.5 Assignment. The Investor may not assign its rights or obligations under this Agreement without the prior written consent of the Company. The Company may assign its rights to any wholly-owned subsidiary, provided the Company remains liable for performance.

9.6 Notices. All notices shall be in writing and delivered by internationally recognized overnight courier, electronic mail (with confirmation of receipt), or certified mail to the addresses set forth below. The Company's notice address is as set forth in its most recent SEC filings. The Investor's notice address is as set forth on the signature page hereto.

9.7 Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each deemed an original, and all together constituting one instrument. Electronic signatures shall be deemed original signatures for all purposes.

9.8 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties and their respective permitted successors and assigns, and nothing herein shall create any rights in any third party.

9.9 Language. This Agreement is in the English language. The English version shall control in the event of any translation.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first set forth above.

THE COMPANY:

Skycorp Solar Group Limited (Nasdaq: PN.US)

Authorized Signature: ____________________

Name:

Title:

Date:

THE INVESTOR:

______________________________________

Authorized Signature: _____________________

Name:

Title:

Date:

Address:

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